Exhibit 99.1

JFrog Appoints Seasoned CIO and Digital Transformation Executive Sigal Zarmi to its Board of Directors

Former Chief Information Officer of Morgan Stanley, PwC, GE Capital, and Staples joins JFrog’s Board, Amid Major Enterprise Software Market Shifts Ahead

Sunnyvale, Calif., September 25, 2025 — JFrog Ltd. (“JFrog”) (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, today announced Sigal Zarmi will join its Board of Directors, effective November 1, 2025.

With extensive experience as a board member across transforming companies, including ADT, GoDaddy, HashiCorp and others, Zarmi’s expertise as a CIO and tech executive will assist the company in driving strategic enterprise growth across the cores of DevOps, DevSecOps and MLOps in the AI era.

“Since meeting Sigal six years ago, I have hoped she would one day join our Board. I’m now thrilled to welcome her to the table as we take the next leap in our growth journey - on our path to becoming the system of record for software and the model registry for the AI-driven world,” said Shlomi Ben Haim, Co-Founder and CEO of JFrog. “Fueled by Sigal’s deep experience across the C-suite and in impactful, transformative enterprise roles, we’re thrilled to tap into her expertise as we continue to drive JFrog’s growth in the enterprise.”

Sigal Zarmi currently serves on the boards of directors of ADT Inc. [Nasdaq: ADT], GoDaddy [NYSE: GDDY], and Global Atlantic Financial Group, and is a Senior Advisor at the Boston Consulting Group. Previously, Ms. Zarmi served on the boards of Hashicorp [Nasdaq: HCP at time of service, since acquired by IBM] and DataRobot, an AI platform company. From August 2023 to February 2024, Ms. Zarmi served as the CIO of Staples, Inc., after serving as International Chief Information Officer and Global Head of Transformation for Morgan Stanley from October of 2018 to July of 2021. Ms. Zarmi has also served as the Vice Chairman and Global Chief Information Officer of PWC, and Chief Information Officer of GE Capital, Americas, General Electric.

“JFrog’s vision to be the software system of record for the enterprise takes on a true pain in the market: the need for a single source of digital truth for every company’s software and AI output,” said Sigal Zarmi. “I believe in the convergence of DevOps, DevSecops, MLOps and AI into a unified software delivery system, and I look forward to working with Shlomi and the rest of the board to drive JFrog’s position in a rapidly-evolving market.”

Zarmi holds an MBA from Columbia University and a Bachelor of Science in Engineering from Technion- Israel Institute of Technology.

###

About JFrog

JFrog Ltd. (Nasdaq: FROG), the creators of the unified DevOps, DevSecOps and MLOps platform, is on a mission to create a world of software delivered without friction from developer to production. Driven by a “Liquid Software” vision, the JFrog Software Supply Chain Platform is a single system of record that powers organizations to build, manage, and distribute software quickly and securely that is available, traceable, and tamper-proof. Integrated security features also help identify, protect, and remediate against threats and vulnerabilities. JFrog’s hybrid, universal, multi-cloud platform is available as both SaaS services across major cloud service providers and self-hosted. Millions of users and 7K+ customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Learn more at www.jfrog.com or follow us on X @JFrog.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including, but not limited to, statements regarding our expectations regarding enterprise growth across the cores of DevOps, DevSecOps and MLOps.

These forward-looking statements are based on our current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. There are a significant number of factors that could cause actual results, performance or achievements, to differ materially from statements made in this press release, including but not limited to risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements except as required by law.